UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 7, 2012

TPC Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 7, 2012, TPC Group Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, Sawgrass Holdings Inc., a Delaware corporation (“Parent”), and Sawgrass Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Amendment, the merger consideration has been increased to $45.00 in cash per share, a 12.5% increase to the previously agreed consideration of $40.00 per share, and a 34.4% premium to the Company’s closing stock price on July 24, 2012, the last unaffected trading day prior to media reports of a possible acquisition of the Company.

In addition, under the Amendment, the termination fee payable by the Company to Parent has been increased to $24 million (less any expenses reimbursed). TPC Group will be required to pay Parent the increased termination fee in the circumstances described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on November 5, 2012 under the heading “The Merger Agreement—Company Termination Fee.” In addition, the Company will be required to pay Parent the increased termination fee if both of the following conditions are met:

•	the Merger Agreement is terminated by (i)(a) the Company or Parent because the special meeting of stockholders called for the purpose of adopting the Merger Agreement is held and the Merger Agreement is not adopted by the Company’s stockholders at the special meeting or any adjournment or postponement thereof or (b) Parent because the Company has breached its covenants with respect to delivery of proxy materials or holding of the special meeting and such breach results in a failure of a condition of Parent and Merger Sub’s obligations to effect the merger to be satisfied or (ii) the Company or Parent if the merger has not been completed by February 24, 2013 at a time when the Merger Agreement is terminable by Parent in circumstances described in clause (i); and

•	prior to or within 270 days of such termination, the Company enters into any definitive agreement with respect to, or consummates any acquisition proposal with, Innospec Inc. (“Innospec”), Blackstone Management Associates VI LLC or any of their respective affiliates (regardless of whether any acquisition proposal made prior to the special meeting was publicly withdrawn prior to the special meeting or the event giving rise to such right of termination).

The Amendment also increases the cap on the amount of Parent expenses that TPC Group would be required to reimburse in certain circumstances to $10 million.

In connection with the Amendment, TPC Group has terminated discussions and negotiations with, and has ceased providing due diligence information to, Innospec and Blackstone Management Associates VI LLC and their respective representatives with respect to Innospec’s previously submitted non-binding proposal to acquire all of TPC Group’s common stock for an all-cash purchase price in the range of $44-46 per share. TPC Group agreed to comply with the provisions of the merger agreement with respect to any revised proposal, inquiry or offer that may be received from Innospec or Blackstone.

Other than as expressly modified pursuant to the Amendment, the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on August 27, 2012, remains in full force and effect as originally executed on August 24, 2012. The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 8.01	Other Events.

On November 8, 2012, the Company issued a press release announcing that it had entered into the Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

*    *    *

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed merger. The Company filed a definitive proxy statement with the SEC on November 5, 2012 in connection with the proposed Merger. Investors and security holders of the Company are urged to carefully read the definitive proxy statement because it contains important information about the transaction.

The definitive proxy statement was mailed to the Company’s stockholders seeking their approval of the proposed Merger on or about November 5, 2012. Investors and security holders may obtain a free copy of the definitive proxy statement, and other documents filed by the Company with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by the Company will be available on the Company’s website at www.tpcgrp.com under the “Investors” tab, by directing a request to the Company, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation is set forth in the definitive proxy statement. Information concerning beneficial ownership of the Company’s common stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This filing contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the proposed Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of the Company’s stockholders, antitrust and competition clearances and other closing conditions; (4) risks that the proposed Merger disrupts current plans and operations of the Company; (5) potential difficulties in employee retention as a result of the proposed Merger; (6) the ability to recognize the benefits of the proposed Merger; (7) legislative, regulatory and economic developments; and (8) other factors described in the Company’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this filing are beyond the ability of the Company to control or predict. The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger by and among TPC Group Inc., Sawgrass Holdings Inc. and Sawgrass Merger Sub Inc., dated November 7 2012

99.1	Press Release dated November 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC Group Inc.
Date: November 8, 2012
	By:	/s/ Rishi A. Varma

Rishi A. Varma
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to the Agreement and Plan of Merger by and among TPC Group Inc., Sawgrass Holdings Inc. and Sawgrass Merger Sub Inc., dated November 7, 2012.

99.1	Press Release dated November 8, 2012.